U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 9, 2008

PARAFIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-9071	74-2026624
(State or Other Jurisdiction	(Commission File Number) (I.R.S. Employer
of Incorporation)	Identification No.)

5190 Neil Road - Suite 430, Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 613-3131

_______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 2, 2008, pursuant to a subscription agreement, dated as of December 14, 2007, the Registrant issued an aggregate of 300,000,000 shares of its common stock to Rukos Security Advice A.G., a non-US person, in an offering under Regulation S for an aggregate of $750,000. . No commissions were paid in connection with this sale. The 300,000,000 shares were included in 300,000,000 units each comprised of one share, one “A” share purchase warrant. The “A” warrants have an exercise price of $.003 per share, a three year duration, and entitle the holder to receive on exercise one share and a “B” warrant to purchase one share of common stock at $0.03. The “B” warrants expire three years from the date of exercise of the “A” warrant. The purchaser of the Units does not have any right to registration under the Securities Act of 1933, asa amended, and the securities issued bore an appropriate restrictive legend. The proceeds of the sale were added to the Registrant’s general working capital and may be used to pay existing indebtedness.

The Registrant had 136,280,671 shares issued and outstanding prior to the share issuances reported hereby and now has 436,280,671 shares issued and outstanding.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ParaFin Corporation

Dated: January 10, 2008	By: /s/ Sidney B. Fowlds
Sidney B. Fowlds, President